FIFTH AMENDMENT TO THE
NORTH VALLEY BANCORP 401(K) PLAN

This Fifth Amendment (Amendment) to the North Valley Bancorp 401(k) Plan (Plan) is hereby adopted by North Valley Bancorp (Employer).

RECITALS

A. Effective as of January 1, 1984, the Employer adopted the Plan.

B. Effective January 1, 1994, the Plan was restated in its entirety and was subsequently restated in its entirety on February 20, 1997.

C. Effective July 1, 2002, the Plan was amended and restated to include certain changes required by the Uniform Services Employment and Reemployment Rights Act (USERRA), the Uruguay Round Agreement Act of 1994 (GATT), the Small Business Job Protection Act of 1996 (SBJPA '96), the Taxpayer Relief Act of 1997 (TRA '97), and the Cmmunity Renewal Tax Relief Act of 2000 (CRA).

D. Effective October 12, 2000, the Employer acquired Six Rivers National Bank. All employees who participated in the Six Rivers National Bank Profit Sharing 401(k) Plan (Six Rivers Plan) on the day before the acquisition were eligible to participate in this Plan on the first day of the payroll period following the acquisition date.

E. Effective July 1, 2002, the Plan was amended to allow Participants to defer up to fifty percent (50%) of their compensation, to exclude severance pay and taxable fringe benefits from the definition of compensation for only salary deferral contributions, and to provide that salary deferrals can be reinstated on the first day of each month.

F. Effective January 1, 2002, the Plan was amended to reflect certain changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

G. Effective January 1, 2003, the Plan was amended by the former prototype plan sponsor, Diversified Investment Advisors, to adopt the provisions described in Q/A-3 of Final Treasury Regulations section 1.401(a)(9)-1 published on April 17, 2002 regarding the plan document provisions necessary to comply with Internal Revenue Code section 401(a)(9).

H. In August, 2004, the Employer amended the Plan to provide for the participation of the employees of Yolo Community Bank, effective September 1, 2004, as a result of the merger of Yolo Community Bank

into new Yolo Community Bank, a wholly-owned subsidiary of North Valley Bancorp, effective August 31, 2004, to provide for the crediting of prior service with Yolo Community Bank for purposes of eligibility, accrual of benefits and vesting under the Plan and to provide the Employer the opportunity to make safe harbor contributions to the Plan for each Plan Year that the Employer so elects and provides the required "safe harbor" notice under the Code.

I. In September 2004, the Employer amended and restated the Plan to clarify and conform certain provisions with its original intent that was not accurately captured in the August 2004 amendment and restatement.

J. The Employer amended the Plan: to reduce the limit for making distributions without participant consent from $5,000 to $1,000 effective March 28, 2005; and to change the matching contribution rate to 50% on every dollar up to the first 6% of the employee's compensation effective July 1, 2005.

K. Effective July 1, 2005, the Employer amended the Plan to eliminate all forms of distribution from the Plan other than hardship withdrawals, lump sum distributions and eligible rollover distributions.

L. In December 2005, the Employer amended the Plan to provide that all contributions will be held in a trust and not under a group annuity contract as a trust equivalent.

M. In December 2006, the Employer amended the Plan to comply with the final Treasury regulations promulgated under Code sections 401(k) and 401(m) effective January 1, 2006.

N. As part of the corrections listed in the compliance statement dated February 16, 2007 issued by the IRS under its Voluntary Correction Program and the accompanying favorable determination letter issued by the IRS, the Employer now wishes to amend the Plan to clarify and conform the vesting computation period with its original intent that was not accurately captured in the August 2004 and September 2004 amendment and restatements.

OPERATIVE PROVISIONS

In accordance with the foregoing recitals, the Employer hereby amends the Plan effective September 1, 2004:

1. Plan section 2.46 is amended in its entirety to read as follows:

   2.46. Vesting Computation Period.

   A "Vesting Computation Period" shall mean the twelve (12) consecutive month period beginning on the Employee's Employment Commencement Date and each anniversary thereof.

2. In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 22nd day of March, 2007.

EMPLOYER:

NORTH VALLEY BANCORP

By: ______________________
Michael J. Cushman,
President & CEO